[WFS FINANCIAL INC LOGO]

                                                                    Exhibit 20.2

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2004
                   for Distribution Date of February 20, 2004

COLLECTIONS
                                                                                             DOLLARS

Payments received                                                                            50,479,299.30
   Plus / (Less) :
     Net Servicer Advances                                                                    (132,672.49)
     Investment Earnings on funds in the Collection Account                                      42,143.18
                                                                                             -------------
Total Funds Available for Distribution                                                       50,388,769.99
                                                                                             =============

DISTRIBUTIONS

   Servicing Fee                                                              1,261,116.00
   Trustee and Other Fees                                                         3,843.26
                                                                              ------------

Total Fee Distribution                                                                        1,264,959.26

   Note Interest Distribution Amount - Class A-1                       0.00
   Note Interest Distribution Amount - Class A-2                 315,126.44
   Note Interest Distribution Amount - Class A-3                 579,333.33
   Note Interest Distribution Amount - Class A-4                 600,491.67
                                                              -------------
                                                               1,494,951.44

   Note Principal Distribution Amount - Class A-1                      0.00
   Note Principal Distribution Amount - Class A-2             39,313,412.17
   Note Principal Distribution Amount - Class A-3                      0.00
   Note Principal Distribution Amount - Class A-4                      0.00
                                                              -------------
                                                              39,313,412.17
Total Class A Interest and Principal Distribution                                            40,808,363.61

   Note Interest Distribution Amount - Class B-1                 131,750.00
   Note Principal Distribution Amount - Class B-1              2,893,759.41
                                                              -------------

Total Class B Interest and Principal Distribution                                             3,025,509.41

   Note Interest Distribution Amount - Class C-1                 171,562.50
   Note Principal Distribution Amount - Class C-1              3,015,791.22
                                                              -------------

Total Class C Interest and Principal Distribution                                             3,187,353.72

   Note Interest Distribution Amount - Class D-1                 130,625.00
   Note Principal Distribution Amount - Class D-1              1,810,474.84
                                                              -------------

Total Class D Interest and Principal Distribution                                             1,941,099.84

   Spread Account Deposit                                                                       161,484.15
                                                                                             -------------

Total Distributions                                                                          50,388,769.99
                                                                                             =============

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2004
                   for Distribution Date of February 20, 2004

PORTFOLIO DATA:
                                                               # of loans
   Beginning Aggregate Principal Balance                             80,314                    1,210,670,902.13

     Less:  Principal Payments                                                (18,893,000.72)
            Full Prepayments                                         (1,479)  (16,155,833.15)
            Partial Prepayments                                          --               --
            Liquidations                                               (370)   (5,309,749.16)
                                                                              --------------
                                                                                                 (40,358,583.03)
                                                                                               ----------------
   Ending Aggregate Principal Balance                                78,465                    1,170,312,319.10(1)
                                                                                               ================

Ending Outstanding Principal Balance of Notes                                                  1,105,945,141.55(2)
Overcollateralization Amount                                                                      64,367,177.55(3)
Overcollateralization Level                                                                                5.50%

OTHER RELATED INFORMATION:

Spread Account:

   Beginning Balance                                                            7,500,000.00
     Deposits                                                                     161,484.15
     Investment Earnings on funds in the Spread Account                             6,281.41
     Reductions                                                                  (167,765.56)
                                                                              --------------
   Ending Balance                                                                                  7,500,000.00

   Beginning Initial Deposit                                                    7,454,413.68
     Repayments                                                                  (167,765.56)
                                                                              --------------
   Ending Initial Deposit                                                                          7,286,648.12

Modified Accounts:
   Principal Balance                                                                    0.00%              0.00
   Scheduled Balance                                                                    0.00%              0.00

Servicer Advances:
   Beginning Unreimbursed Advances                                              1,330,553.07
   Net Advances                                                                  (132,672.49)
                                                                              --------------
                                                                                                   1,197,880.58

Net Charge-Off Data:
   Charge-Offs                                                                 11,156,189.48
   Recoveries                                                                  (2,324,601.81)
                                                                              --------------
   Net Charge-Offs                                                                                 8,831,587.67

Delinquencies (P&I):                                           # of loans
   30-59 Days                                                         1,270    15,830,487.43
   60-89 Days                                                           400     4,607,409.99
   90-119 Days                                                          182     2,316,944.56
   120 days and over                                                      6        84,071.73

Repossessions                                                           114       985,465.14

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or
   9.01 of the Sale and Servicing Agreement)                              0                                0.00

Cumulative Charge-Off Percentage                                                                           0.59%

WAC                                                                                                     11.4926%
WAM                                                                                                      56.183

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2004
                   for Distribution Date of February 20, 2004

                                BEGINNING     NOTE MONTHLY                 TOTAL
             ORIGINAL         OUTSTANDING      PRINCIPAL      PRIOR      PRINCIPAL
             PRINCIPAL         PRINCIPAL     DISTRIBUTABLE  PRINCIPAL  DISTRIBUTABLE
CLASSES       BALANCE           BALANCE          AMOUNT     CARRYOVER      AMOUNT
-------  ----------------  ----------------  -------------  ---------  -------------
A-1        335,000,000.00              0.00           0.00       0.00           0.00

A-2        291,000,000.00    286,478,579.19  39,313,412.17       0.00  39,313,412.17

A-3        395,000,000.00    395,000,000.00           0.00       0.00           0.00

A-4        299,000,000.00    299,000,000.00           0.00       0.00           0.00

B-1         63,750,000.00     63,750,000.00   2,893,759.41       0.00   2,893,759.41

C-1         67,500,000.00     67,500,000.00   3,015,791.22       0.00   3,015,791.22

D-1         41,250,000.00     41,250,000.00   1,810,474.84       0.00   1,810,474.84
         ----------------  ----------------  -------------  ---------  -------------
TOTAL    1,492,500,000.00  1,152,978,579.19  47,033,437.64       0.00  47,033,437.64

                                        REMAINING         TOTAL
             PRINCIPAL    CURRENT      OUTSTANDING      PRINCIPAL
           DISTRIBUTION  PRINCIPAL      PRINCIPAL      AND INTEREST
CLASSES       AMOUNT     CARRYOVER       BALANCE       DISTRIBUTION
-------  --------------  ---------  ----------------  -------------
A-1                0.00       0.00              0.00           0.00

A-2       39,313,412.17       0.00    247,165,167.02  39,628,538.61

A-3                0.00       0.00    395,000,000.00     579,333.33

A-4                0.00       0.00    299,000,000.00     600,491.67

B-1        2,893,759.41       0.00     60,856,240.59   3,025,509.41

C-1        3,015,791.22       0.00     64,484,208.78   3,187,353.72

D-1        1,810,474.84       0.00     39,439,525.16   1,941,099.84
         --------------  ---------  ----------------  -------------
TOTAL    147,033,437.64       0.00  1,105,945,141.55  48,962,326.58

                    NOTE MONTHLY                  TOTAL
                       INTEREST       PRIOR      INTEREST       INTEREST     CURRENT   DEFICIENCY  POLICY
  NOTE   INTEREST   DISTRIBUTABLE   INTEREST  DISTRIBUTABLE   DISTRIBUTION   INTEREST    CLAIM      CLAIM
CLASSES    RATE        AMOUNT      CARRYOVER     AMOUNT         AMOUNT      CARRYOVER    AMOUNT    AMOUNT
-------  --------   -------------  ---------  -------------  -------------  ---------  ----------  ------
A-1       1.26000%           0.00       0.00           0.00           0.00       0.00       0.00     0.00

A-2       1.32000%     315,126.44       0.00     315,126.44     315,126.44       0.00       0.00     0.00

A-3       1.76000%     579,333.33       0.00     579,333.33     579,333.33       0.00       0.00     0.00

A-4       2.41000%     600,491.67       0.00     600,491.67     600,491.67       0.00       0.00     0.00

B-1       2.48000%     131,750.00       0.00     131,750.00     131,750.00       0.00       0.00     0.00

C-1       3.05000%     171,562.50       0.00     171,562.50     171,562.50       0.00       0.00     0.00

D-1       3.80000%     130,625.00       0.00     130,625.00     130,625.00       0.00       0.00     0.00
                     ------------       ----   ------------   ------------       ----       ----     ----
TOTAL                1,928,888.94       0.00   1,928,888.94   1,928,888.94       0.00       0.00     0.00

                        WFS FINANCIAL 2003-2 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended January 31, 2004
                   for Distribution Date of February 20, 2004

Detailed Reporting

      See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of January 31, 2004 and were performed in conformity with the Sale and Servicing Agreement dated May 1, 2003.


                                        ----------------------------------------
                                        Lori Bice
                                        Assistant Vice President
                                        Director Technical Accounting

                                        ----------------------------------------
                                        Susan Tyner
                                        Vice President
                                        Assistant Controller